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                                                                    EXHIBIT 10.9

                              DEVELOPMENT AGREEMENT

         This DEVELOPMENT AGREEMENT ("Agreement") dated and effective as of November 18, 2002 ("Effective Date"), is entered into between Nanosys, Inc. ("Nanosys"), a Delaware corporation having offices at 2625 Hanover St., Palo Alto, CA 94304, and Matsushita Electric Works, Ltd. ("MEW"), a Japanese corporation having offices at 1048, Kadoma, Osaka 571-8686, Japan.

                                   WITNESSETH:

         WHEREAS, Nanosys possesses certain proprietary technology, know how and experience relating to the design, prototype development, development and manufacture of nanotechnology enabled systems in the field of solar cells;

         WHEREAS, MEW possesses certain proprietary technology, know how and experience relating to the development, manufacture and commercialization of Building Materials (as defined below) in Asia;

         WHEREAS, both parties desire to collaborate to investigate developing OPVs for use in Building Materials in Asia, as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                            ARTICLE 1 -- DEFINITIONS

         For purposes of the Agreement, the terms defined in this Article I shall have the respective meanings set forth below:

1.1 "Asia" shall mean the countries of: China (including Hong Kong and Macau), Indonesia, Japan, Malaysia, Singapore, South Korea, Taiwan and Thailand.

1.2 "Background Technology" shall mean each party's technology, know-how, information and intellectual property rights disclosed, embodied or incorporated in the items provided by one party to the other party hereunder, which had existed prior to the Effective Date or were conceived, developed or otherwise made during the term of this Agreement outside of the Development Project and independent of the other party's Background Technology.

1.3 "Building Materials" shall mean materials primarily directed for use in the construction or fabrication of commercial, residential or other buildings or similar outdoor structures. Notwithstanding the foregoing, Building Materials shall exclude without limitation materials primarily directed for use in consumer products, portable and/or mobile power sources or structures, commercial power generation or supply, or for extraterrestrial applications.

1.4 "Development Goals" shall mean the development goals for each party under Development Project as set forth in Appendix A attached hereto.

1.5 "Development Period" shall mean the period commencing upon Nanosys' receipt of the Two Million United States Dollars (U.S. $2,000,000) payment set forth in Section 3.1, and unless terminated earlier upon termination of this Agreement pursuant to Article 6 or extended by the mutual written agreement of the parties, expiring fifteen (15) months after the Effective Date.

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1.6      "Development Project" shall mean the activities undertaken by each party during the Development Period that it reasonably determines, in consultation with the other party, are necessary and/or appropriate for achieving its Development Goals.

1.7 "FTE" shall mean a full-time employee, or in the case of less than a full-time dedicated person, a full-time equivalent person-year, based upon the total of one thousand eight hundred thirty two (1,832) hours per year.

1.8 "OPV" shall mean any photovoltaic device which incorporates Nanostructures or Nanocomposites as part of an active component. It is understood that OPVs shall include the primary encapsulation around such photovoltaic device.

1.9 "Phase I Technology" shall mean all materials, technology, know-how and information conceived, developed or otherwise made by either party during the term of this Agreement (i) in the course of performing the Development Project, or (ii) using the confidential or proprietary Background Technology of the other party. It Is understood that Phase I Technology shall include all patent, copyright, trade secret, confidential information and other intellectual property or proprietary rights therein and thereto.

1.10 "Nanocomposite" shall mean any material comprising a [*** Redacted] and a [*** Redacted] or composition, said [*** Redacted] acting as a matrix in which the Nanostructure is embedded or otherwise [*** Redacted]. Nanocomposites can be [*** Redacted] or [*** Redacted] and include without limitation mixtures of [*** Redacted] and [*** Redacted] or [*** Redacted] and/or [*** Redacted] or [*** Redacted]. Appendix B attached hereto illustrates the Nanocomposite of one potential OPV.


1.11 "Nanostructure" shall mean any material, structure or composition with any single dimension less than [*** Redacted]. Nanostructures include, but are not limited to semiconductors, metals, semimetals and insulators, and include, but are not limited to [*** Redacted], [*** Redacted], [*** Redacted] and [*** Redacted].

1.12 "Nanotechnology" shall mean all materials, technology, know-how and information relating to, or useful for the exploitation of Nanostructures, Nanocomposites or properties thereof, or standalone functional devices incorporating or based on such Nanostructures, Nanocomposites or properties thereof, or components of such devices, including without limitation the properties, design and architecture (including without limitation [*** Redacted]), development (including without limitation methods and tools tor modeling and prototyping), manufacturing, synthesis, packaging, applications and commercialization thereof and interfaces therewith (including without limitation [*** Redacted], electrical and/or optical and/or magnetic contacts and integration components, methodologies). Nanotechnology shall exclude technology for integrating OPVs into surrounding Building Materials. For the avoidance of doubt, in no event shall Nanotechnology include inventions conceived after the end of the Development Period.

1.13 "Option Period" shall mean a period commencing upon the conclusion of the Election Period, and ending nine (9) months thereafter, unless terminated earlier by MEW upon written notice.

                        ARTICLE 2 -- DEVELOPMENT PROJECT

2.1 Conduct Of the Development Project. Subject to the terms and conditions of this Agreement, Nanosys and MEW each shall use commercially reasonable efforts to conduct its activities under the Development Project. Nanosys and MEW each shall conduct its activities under the Development Project in good scientific manner and in compliance in all material respects with requirements of any applicable laws and regulations. It is understood that consistent with the

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treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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         requirements of this Agreement, each party shall determine in its sole discretion the manner and means by which it performs its activities under the Development Project.

2.2 Contemplated Allocation of Responsibilities and Level of Efforts. It is contemplated that Nanosys' activities under the Development Project will be primarily directed to the development of OPVs, which will ultimately meet the specifications of the Development Goals for such use in Building Materials and MEW's activities under the Development Project will be primarily directed to developing technology and manufacturing strategies for incorporating into Building Materials the OPVs developed by Nanosys hereunder, and performing market research relating thereto. Details in this connection shall be described in Appendix A attached hereto. During the Development Period, Nanosys will dedicate, the equivalent of [*** Redacted] FTEs on activities under the Development Project, and at least another [*** Redacted] FTEs on programs outside of the Development Project relating to core nanotechnologies which would be available to the development of OPVs under the Development Project if applicable. It is presently contemplated that MEW will expend Two Million United States Dollars (U.S. $2,000,000) on performing its activities under the Development Project.

2.3 Communications; Coordination. Nanosys and MEW each shall keep the other generally informed from time to time during the Development Period of any results from the Development Project. Without limiting the generality of the foregoing the parties shall hold during the Development Period a technical meeting every month, and a managerial meeting every three (3) months. Unless otherwise agreed such meeting shall be held at Nanosys' facilities. Each party shall appoint a "Project Manager," who shall oversee such party's efforts on the Development Project and any meetings, exchanges, visits and collaboration between the parties hereunder. The initial Project Manager for Nanosys is [*** Redacted]; the initial Project Manager for MEW is [*** Redacted]. The parties may from time to time change the identity of its Project Manager upon written notice. At any time upon the request of MEW, but in no event more frequent than once per calendar quarter, Nanosys will prepare a written report summarking the work done to-date and the results meeting the specifications of the Development Goals.

2.4 Visiting and Collaborating Personnel. During the Development Period, each party shall make its personnel available to visit with and collaborate with the other party's personnel in carrying out the Development Project, for the benefit of the collaboration upon a mutually agreeable schedule. Such activities may Include prototyping, testing and evaluation of devices developed under the Development Project, but shall not include any synthesis of Nanostructures or associated [*** Redacted] interface [*** Redacted]. In the event one party's personnel is performing or observing the performance of the Development Project at the other party's facilities, such visiting personnel shall agree to be bound by all reasonable orders, rules and regulations pertaining to the hosting party's facilities while at such facilities, including reasonable confidentiality obligations, In case of any direct conflict between the terms of the Agreement and such facilities' orders, rules, and regulations, the terms of this Agreement shall prevail.

2.5 Records. Nanosys and MEW each shall maintain records in English, in sufficient detail and in good scientific manner, which shall reflect work done and results achieved in the performance of the Development Project. Each party shall provide the other party with written disclosure describing each invention developed during the Development Project in which such other party has an ownership interest hereunder, upon the receipt of an invention disclosure from its personnel.

2.6 Formal Review Meeting. On or about nine (9) months after the Effective Date, the parties shall hold a meeting in person at Nanosys' facilities to formally review the results of the Development Project as of the date of such meeting. At such meeting each party shall have at least one representative who is at the director level or higher, and the parties shall make a joint formal presentation describing the outcomes and results of its activities to date. Additionally if MEW has not previously exercised its option pursuant to Section 3.2 below, at such meeting the parties

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        shall discuss MEW's desire to exercise such option, provided such early discussion shall not shorten MEW's Election Period as defined in Section
        3.2 below. It is understood that the meeting described in this Section
        2.6 shall be in lieu of any meeting to be held pursuant to Section 2.3 above for such month.

2.7 Final Report. Promptly upon expiration of the Development Period, each party shall provide the other party with a final report describing the results of its activities under the Development Project, including the extent to which it has met its Development Goals (each, the "Final Report").

2.8 Testing of Deliverables. Promptly upon the conclusion of the Development Period, Nanosys shall make available to MEW for testing a reasonable number of sample units of the OPVs created by Nanosys meeting or most closely meeting the Development Goals(or components if a complete OPV has not been created). Such testing shall take place at Nanosys' facilities, or may be conducted jointly by the parties at MEW's facilities.

                        ARTICLE 3 -- PAYMENTS/EXCLUSIVITY

3.1 Payments. In consideration of Nanosys' performance of its activities under the Development Project, MEW shall pay Nanosys Two Million United States Dollars (U.S. $2,000,000) within fifteen (15) days of execution of this Agreement. It is contemplated that such amount shall be in consideration for the efforts undertaken and be partial reimbursement for the costs and expenses incurred by Nanosys in performing its activities hereunder. As additional consideration, within thirty (30) days of the conclusion of the Development Period, provided that Nanosys has met its Development Goals or MEW provides or has provided Nanosys with an Exercise Notice pursuant to Section 3.2 or MEW elects in its discretion to make such payment, MEW shall pay Nanosys an additional Five Hundred Thousand United States Dollars (U.S. $500,000). MEW shall make all payments hereunder by check or wire transfer in immediately available funds to an account designated by Nanosys. All amounts payable hereunder shall be paid in United States Dollars, and shall be net of any sales, use, withholding or other taxes. Except as set forth in this
        Section 3.1, each party shall be responsible for and bear its own costs for carrying out its activities under the Development Project.

3.2 Option to Negotiate Additional Development. At any time after the commencement of the Development Period and prior to a lapse of thirty
        (30) days after Nanosys provides its Final Report under Section 2.7 (the "Election Period"), MEW may provide Nanosys with written notice (the "Exercise Notice"), stating that MEW desires to negotiate the terms and conditions under which the parties would continue the development of OPVs for use in Building Materials ("Phase II") and would commercialize such OPVs and Building Materials in Asia, including Nanosys supplying certain components thereof ("Phase III") (collectively, the Phase II/III Projects"). Promptly after Nanosys' receipt of the Exercise Notice as set forth above, the parties shall meet to negotiate in good faith the terms and conditions of the Phase II and/or Phase III Projects for a period of sixty (60) days (the "Negotiation Period"). The Negotiation Period shall be extended to the extent mutually agreed between the parties. Such terms and conditions may include: (i) Nanosys having a nonexclusive, worldwide license under subject matter developed by MEW relating to Nanotechnology under mutually agreeable terms and conditions, and (ii) other customary and reasonable terms and conditions standard for development, supply and commercialization arrangements of the type contemplated above. If the parties have not mutually agreed on the terms and conditions for the Phase II/III Projects for any reason by the expiration of the Negotiation Period, neither party shall have any further obligation to the other party under this Section 3.2 thereafter. It is understood that Phase II/III Projects may include additional Asian countries as mutually agreed between the parties.

3.3 Exclusivity. During the period ("Exclusive Period") beginning upon the commencement of the Development Period and ending (i) upon the expiration of the Negotiation Period, if MEW provides the Exercise Notice in accordance with Section 3.2, or (ii) upon expiration of the Election Period, if MEW fails to provide the Exercise Notice in accordance with Section 3.2, each party

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         agrees not to enter into any written agreement with any third party with respect to the development, commercialization or other exploitation of OPVs containing inorganic Nanostructures for use in Building Materials in Asia. Each party remains free to enter into collaborations with third parties relating to OPVs containing Nanostructures other than inorganic Nanostuctures.

3.4 Other Opportunities. Nanosys and MEW may discuss the possibility of and terms and conditions for the parties collaborating together with respect to the development and commercialization in Asia of the OPVs developed hereunder, other than for use in Building Materials.

3.5 Option to License Phase I Technology. Provided that MEW has made the Five Hundred Thousand Dollars ($500,000) payment to Nanosys pursuant to
         Section 3.1, if thereafter during the Option Period Nanosys enters into a written agreement ("Third Party Agreement") with a third party ("Third Party") with respect to the Field (as defined below) granting such Third Party license rights which includes a material portion of Phase I Technology, Nanosys shall notify MEW and disclose the scope of such license rights in the Field and the terms and conditions agreed to by such Third Party for such license rights ("Notice of Third Party Agreement"). Upon written request of MEW received by Nanosys within thirty (30) days after the Notice of Third Party Agreement, Nanosys shall enter into a written agreement with MEW ("Written License) granting to MEW the same license rights in the Field as set forth in such Notice of Third Party License, on the same terms and conditions as agreed to by the respective Third Party. The license rights offered to MEW in the Notice of Third Party Agreement shall include all intellectual property rights that Nanosys grants to the Third Party that relate directly to the Field; provided however, that the Written License is not required to grant MEW any rights with respect to any intellectual property (i) which has been funded by or in conjunction with such Third Party to the Third Party Agreement or created during the course of such Third Party Agreement, or (ii) for any use outside the Field. During the Option Period, MEW agrees not to enter into any written agreement with any third party with respect to the Field. As used herein, the "Field" shall mean commercialization in Asia of OPVs containing inorganic Nanostructures specifically for use in Building Materials. Each party remains free to enter into collaborations with third parties relating to OPVs containing inorganic Nanostructures other than inorganic Nanostuctures.

                ARTICLE 4- CONFIDENTIALITY/HANDLING OF MATERIALS

4.1 Confidential Information. Except as provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information that is disclosed by the other party in writing and marked "Confidential," or that is disclosed orally and identified as or should reasonably be considered confidential, or that is obtained through inspection of tangible items marked or located in a area designated as confidential (collectively, "Confidential Information"). Confidential Information shall not include any information that the receiving party can demonstrate was: (i) already known to the receiving party at the time of disclosure hereunder, or
         (ii) now or hereafter becomes publicly known other than through acts or omissions of the receiving party, or (iii) is rightfully disclosed without restriction to the receiving party by a third party or (iv) independently developed by the receiving party without use of or reference to the Confidential Information of the disclosing party. The obligations of this Section 4 shall survive for five (5) years after any termination or expiration of this Agreement.

4.2 Permitted Usage. Notwithstanding the provisions of Section 4.1 above, the receiving party may use or disclose Confidential Information of the disclosing party solely to the extent necessary to exercise the rights granted to it or perform its obligations hereunder (provided it uses commercially reasonable efforts to protect such information commensurate with the efforts used to protect its own information of a similar nature) or in prosecuting or defending litigation, filing for patent rights with respect to Phase I Technology, complying with applicable governmental regulations and/or submitting information to tax or other governmental authorities; provided that if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it will give reasonable advance notice to

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         the disclosing party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).

4.3 Materials. Each party may in the course of performance of the Development Project transfer Materials that are necessary for the other party's performance of its duties under the Development Project. As used herein, a party's "Materials" shall refer to such materials and any other proprietary materials, compositions or software, provided by such party to the other party hereunder. Notwithstanding, Nanosys' Materials shall include any and all OPVs, Nanostructures, Nanocomposites and components or parts thereof created during the course of the Development Project. Each party shall retain all of its right, title and interest in and to its Materials.

         a. Use. A party shall use the other party's Materials for the sole purpose of conducting the Development Project, and not for any other study or purpose without the prior written consent of providing party. Each party shall only allow its employees who are working on activities under the Development Project, who have agreed to be bound by obligations of confidentiality and non-use restrictions as materially protective as this Agreement, to have access to the other party's Materials.

         b. Restrictions. Each party agrees to retain control over the Materials of the other party and not to transfer such Materials to any third party without the prior written consent of the other party. Except as expressly provided, neither party shall reverse engineer, disassemble or decompile any of the Materials of the other party.

         c. Markings. Each party agrees not to remove any markings on any Materials of the other party.

         d. Unknown Characteristics. Each party acknowledges that the Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Materials.

         e.       Limitations. Notwithstanding the foregoing, nothing in this
                  Article 4 shall be construed (1) to impose any obligations on MEW with respect to MEW's Materials, and on Nanosys with respect to Nanosys' Materials, (ii) as a grant by either party to the other party of any license or other rights in or to the Materials, (iii) to require either party to transfer any Materials to the other party.

                       ARTICLE 5 -- INTELLECTUAL PROPERTY

5.1 Phase I Technology. Nanosys shall solely own all Phase I Technology created by either party constituting Nanotechnology. MEW hereby irrevocably assigns, and agrees to assign, to Nanosys Phase I Technology created by MEW constituting Nanotechnology, and agrees to assist Nanosys, upon Nanosys' reasonable request, to secure or perfect any or all such rights without MEW assuming any financial obligation. Except as set forth in this Article 5, the ownership of any Phase I Technology shall be determined by inventorship under the intellectual property laws of the country where the technology is created. It is understood that neither party shall have any obligation to account to the other party for profits, or to obtain any approval of the other party to license or exploit any jointly owned Phase I Technology, by reason of their joint ownership thereof, and each party hereby waives any right it may have under the laws of any country to require such accounting or approval. During the term of this Agreement and one (1) year thereafter, Nanosys shall inform MEW reasonably promptly following the filing of any patent applications regarding Phase I Technology. In the event that Nanosys files a patent application for Phase I Technology in the United State, Nanosys shall file a counterpart application for the same technology in each country in Asia in a timely fashion in accordance with international conventions or treaties at

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         Nanosys' expense, but only provided that the Option Period has not expired or the parties proceed with a Phase II/III Project.

                            ARTICLE 6 -- TERMINATION

6.1 Expiration. Unless terminated earlier or extended by the mutual written agreement of the parties, this Agreement shall expire upon the later of
         (i) the expiration of the Development Period, or (ii) the expiration of the Exclusive Period (as defined in Section 3.3).

6.2 Termination. Either party may terminate this Agreement upon written notice in the event of material breach of this Agreement by the other party, which breach is not cured within thirty (30) days days after written notice specifying such breach and the notifying party's intention to terminate.

6.3 Obligations Surviving Expiration or Termination. Expiration or earlier termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles and Sections 2.5, 2.7, 3.1, 4, 5, 6 and 7 shall survive any expiration or termination of this Agreement. Upon termination or expiration of this Agreement (or earlier request of the other party), each party shall promptly return any and all Confidential Information and Materials of the other party. Section 3.5 shall survive the termination or expiration of this Agreement with respect to Nanosys' obligations, except in the case of termination due to MEW's breach. Section 3.5 shall survive the termination or expiration of this Agreement with respect to MEW's obligations, except in the case of termination due to Nanosys' breach.

                       ARTICLE 7 -- ADDITIONAL PROVISIONS

7.1 Notices. Any consent, notice, or report required or permitted to be given or made under this Agreement by one party to the other party shall be in writing, delivered personally or by facsimile (receipt confirmed), first class mall postage prepaid, or internationally recognized courier or delivery service, and addressed to.the other party at its address indicated below, or to other such address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in the Agreement, such consent, notice, or report shall be effective upon receipt by the addressee.

         If to Nanosys:                  If to MEW:

         Attn: Calvin Y.H. Chow          Attn: Junji Adachi
         Nanosys, Inc.                   Matsushita Electric Works, Ltd.
         2625 Hanover Street,            Advanced Technology Research Laboratory
         Palo Alto, CA 94304             1048, Kadoma, Osaka 571-8686
         United States of America        Japan

7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflicts of law principles thereof. The parties disclaim any application of the U.N. Convention on Contracts for the International Sale of Goods to this Agreement.

7.3 Arbitration. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, shall be finally settled by binding arbitration in Santa Clara County, California. U.S.A., in accordance with the rules then obtaining of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with said rules, unless the parties have agreed on one (1) arbitrator. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The arbitral proceedings and all pleadings and evidence shall be in the English language. Any evidence originally in a language other than English shall be submitted

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         with an English translation accompanied by an original or true copy thereof. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the parties, unless otherwise determined by the arbitrator(s). Each party shall bear the cost of its own attorneys' and expert fees. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party.

7.4 Independent Contractors. The relationship of MEW and Nanosys established by this Agreement is that of independent contractors. This Agreement shall not constitute, create, or otherwise imply a joint venture, pooling arrangement, partnership, or formal business organization of any kind. The parties agree that the obligations and duties of each party arising under this Agreement regardless of whether shared, identical, or otherwise similar, are separate and distinct from the obligations and duties of the other party. Actions or failures to act by one party shall not confer joint and several liability to the other party.

7.5 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

7.6 U.S. Export Laws and Regulations. Each party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Each party shall comply with all such laws and regulations.

7.7 Force Majeure. Except with respect to payment of amounts due hereunder, neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions, or delays in acting by any governmental authority or other person. The term of the Development Period shall be extended by the number of days of any delay or interruption.

7.8 Representations and Warranties. Each party represents, warrants and covenants to the other party that (i) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (ii) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, and this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its term, (iii) to the knowledge of such party, it is the owner or licensee of all its Background Technology relied upon in its performance of this Agreement, (iv) to the knowledge of such party, its performance of this Agreement will not Infringe the intellectual property rights of any third party, and (v) such party shall not use any government funds for performance of the Development Project which would preclude or impair the ability to grant the other party commercialization rights to the Phase I Technology as contemplated under Section 3.2.

7.9 Disclaimer. Neither party makes any representation or warranty or guaranty that the Development Project will be successful, in whole or part, or that the parties will successfully meet their Development Goals or develop any OPV (or any other products or intellectual property) under the Development Project. EXCEPT AS SET FORTH HEREIN, MEW AND NANOSYS EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, MATERIALS, PHASE I TECHNOLOGY AND ANY OTHER MATERIALS, TECHNOLOGY OR INFORMATION PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY,

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

         USEFULNESS OR RELIABILITY OF ANY SUCH INFORMATION AND TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

7.10 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES INCURRED BY SUCH PARTY ARISING UNDER OR AS A RESULT OF THIS AGREEMENT (OR THE PERFORMANCE, BREACH OR TERMINATION HEREOF) INCLUDING, BUT NOT LIMITED TO, THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENSES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

7.11 Assignment. Except as set forth in this Section 7.11, neither party shall assign Its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the nonassigning party. Either party may assign this Agreement, and all of its rights hereunder, to a person or entity that acquires all or substantially all of the business or assets of that party (or that portion thereof to which this Agreement pertains) in each case whether by merger, acquisition, operation of law or otherwise, provided that such assignee agrees in writing to be bound by the terms and conditions of this Agreement. Any purported assignment in violation of this provision shall be null and void. Subject to the foregoing, this Assignment shall bind and inure to the benefit of each party's permitted successors or assigns.

7.12 Entire Agreement. This Agreement, including Appendix A and Appendix B attached hereto, embodies the entire understanding between the parties and supersedes any prior understandings and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of the Agreement which are not fully expressed herein. No change, modification, extension, termination, or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties through their duly authorized representatives have executed the Agreement as of the date first set forth above.

NANOSYS, INC.                              MATSUSHITA ELECTRIC WORKS, LTD.

By   /s/ Calvin Chow                        By  /s/ Hiroshi Kikuchi
     ---------------------                      -----------------------------
Name   CALVIN CHOW                          Name Hiroshi Kikuchi
Title  CHIEF OPERATING OFFICER              Title Senior Managing Director

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                                   APPENDIX A

                               Development Goals

Nanosys

A proof of concept of an OPV meeting the following specifications:

         -Device Size: [*** Redacted].

         -Raw Device [*** Redacted]: At least [*** Redacted] and [*** Redacted] and not including [*** Redacted].

         -Device Material: [*** Redacted], or other [*** Redacted] materials

MEW

1. Developing technology and strategies for manufacturing OPVs for use in Building Materials.

2. Performing market research relating to OPVs for use in Building Materials in Asia.

Nanosys Confidential

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   APPENDIX B

DEFINITIONS OF WORDS IN THE DEVELOPMENT PROJECT

[*** Redacted]





*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.